Exhibit 99.1

FOR	IMMEDIATE RELEASE
Merix	Investor Relations Contact:

Lynda Ramsey, Vice President, Treasurer

503.992.4531

Merix Corporation Announces Financial Results for Fourth Quarter and Fiscal Year 2006

FOREST GROVE, OR, June 28, 2006 - Merix Corporation (NASDAQ:MERX) today announced consolidated financial results for the quarter and year ended May 27, 2006. Sales for the fourth quarter increased 95% to $100.4 million compared to $51.6 million for the fourth quarter of fiscal 2005, due primarily to the inclusion of sales activity for Merix Asia which was acquired in September 2005 along with growth in its quick-turn services business and increased premium opportunities. On a GAAP basis, net income in the fourth quarter of fiscal 2006 was $3.5 million or $0.17 per diluted share compared to a net loss of $1.7 million or $0.09 per share in the fourth quarter of fiscal 2005. On a non-GAAP basis, Merix had income of $3.9 million, or $0.19 per diluted share, in the fourth quarter of fiscal 2006 compared to a non-GAAP loss of $124 thousand, or $0.01 per share, in the fourth quarter of fiscal 2005.

Sales for the fiscal year 2006 increased approximately 65% to $309.0 million, compared to $187.0 million for fiscal 2005. The sales increase is primarily attributable to the acquisition of Merix Asia in September 2005 as well as the December 2004 acquisition of Merix San Jose. On a GAAP basis, the Company had net income of $1.4 million or $0.07 per share in fiscal 2006, compared to a net loss of $2.6 million or $0.14 per share in fiscal 2005. On a non-GAAP basis, Merix had income of $8.0 million, or $0.41 per diluted share, for the fiscal year 2006 compared to a non-GAAP loss of $88 thousand, or $0.00 per share, for the fiscal year 2005.

“Fiscal 2006 was a transformational year for Merix,” said Mark Hollinger, Chairman and Chief Executive Officer of Merix Corporation. “We achieved records this year in consolidated revenues and quick-turn sales. The strength of our strategy of establishing a diversified, global manufacturing footprint through the acquisition of Merix Asia combined with our focused expansion of quick-turn capability in North America was demonstrated in the operating results for this period.”

Hollinger added, “As we continue the integration of our Asian operations, we are gaining traction on cross-selling opportunities with continued program wins from traditional Merix customers to be serviced from our Asian factories and Merix Asia customers utilizing our North American quick-turn capability. At the same time we continue to enhance our customer service globally through advances in our technology offerings. We continue to diversify our customer base and industry end markets as part of our growth initiatives.”

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted for one-time acquisition related and debt restructuring charges) was $12.9 million in the fourth quarter of fiscal 2006 and $33.0 million for the fiscal year 2006. This is compared to EBITDA of $2.7 million for the fourth quarter of fiscal 2005 and $12.4 million for the fiscal year 2005.

Merix generated cash from operations of $8.4 million in the fourth quarter. Cash and short-term investments were $31.1 million at the end of the quarter, which was a decrease from the end of fiscal year 2005 due to the use of cash for the Merix Asia acquisition. Total debt increased to $99.0 million at the end of the quarter compared to $27.0 million at the end of fiscal 2005 as a result of incurring additional debt to finance the acquisition of Merix Asia. Debt, net of cash and investments at the end of the fourth quarter fiscal 2006 was $67.9 million, down from $70.7 million at the end of the third quarter of fiscal 2006. Incremental borrowing capacity under revolving lines of credit was $36.8 million at the end of the fourth quarter fiscal 2006, compared to $18.1 million at the end of the third quarter 2006.

In May 2006, Merix issued $70.0 million in 4% convertible debentures, using the net proceeds to redeem the $25 million 6.5% convertible debenture, prepay and cancel the $30 million Asian Credit Agreement and reduce approximately $12.0 million in outstanding borrowings under its domestic revolving line of credit. The Company expects to save up to $2.0 million in annual interest expense as a result of this refinancing transaction and will also benefit from a simplified capital structure, elimination of debt covenants and extension of debt maturity to seven years.

Business Outlook

For the first quarter of fiscal 2007, Merix expects sales to range between $102.0 million and $106.0 million with GAAP net income of between $5.2 million and $6.1 million or between $0.25 and $0.30 per diluted share. GAAP net income includes an estimated $500 thousand for stock option expense required to be recorded beginning in our fiscal 2007 under SFAS No. 123(R). Non-GAAP earnings are expected to range between $6.3 million and $7.2 million or between $0.31 and $0.35 per diluted share. EBITDA, adjusted for effect of stock options, in the first quarter is expected to range between $13.3 million and $14.3 million.

Commenting on the outlook, Hollinger stated, “We continue to see strength in our global markets through the first quarter of fiscal 2007 and we expect to progress towards achieving our longer term gross margin goal of 22% to 24%.”

Hollinger concluded, “Our focus for fiscal 2007 will be to:

•	Accelerate the realization of our global sales and operating synergies

•	Increase our quick-turn market share

•	Expand our technological capability in Asia

•	Enhance throughput in all factories

•	Optimize our sales mix

We believe that progress in these areas will better position us for sustained growth and a global competitive advantage”

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast on Thursday, June 29 at 5:30 am PT. To access the webcast, log on to www.merix.com. A replay of the webcast will be available beginning at 8:30 am PT on June 29, 2006. A phone replay will be available until approximately 10:00 am PT on July 5, 2006 by calling (719) 457-0820, access code 4675431.

Use of Non-GAAP Financial Measures

In fiscal 2006, Merix defines its non-GAAP income as GAAP net income before amortization of intangibles, inventory purchase accounting adjustments resulting from acquisitions, the write-off of unamortized deferred financing charges, debt restructuring charges and the earnings effect of the valuation allowance against deferred taxes. In fiscal 2007, non-GAAP income will be defined as GAAP net income before amortization of identifiable intangibles and stock option expense. Management believes the excluded items are not representative of underlying trends in the Company’s operating performance and that excluding them provides investors with additional information to assess the Company’s results over multiple periods and compare the Company’s results with the results of its competitors. See Related Financial Highlights in this earnings release for a reconciliation of GAAP to non-GAAP results.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, automotive, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to estimates of financial results for the first quarter of fiscal 2007 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; the ability to realize the anticipated benefits or synergies of the Merix Asia acquisition in a timely manner or at all; fluctuations in demand for products and services of the company, including quick-turn and premium services; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate the operations of Merix Asia; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; foreign currency risk; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to control or pass through increases in the cost of raw materials and supplies; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 28, 2005. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	May 27, 2006	May 28, 2005	May 27, 2006	May 28, 2005
Net sales	$100,393	$51,612	$308,982	$186,994
Cost of sales	77,877	45,320	254,864	163,205

Gross profit	22,516	6,292	54,118	23,789
Engineering	2,008	1,781	6,655	6,774
Selling, general and administrative	10,846	5,537	33,353	18,278
Amortization of identifiable intangibles	674	739	3,106	1,374
Severance and impairment charges	—	—	1,135	—

Total operating expense	13,528	8,057	44,249	26,426
Operating income (loss)	8,988	(1,765)	9,869	(2,637)
Debt restructuring costs	(1,820)	—	(1,820)	—
Interest and other income (expense), net	(3,302)	62	(5,785)	35

Income (loss) before taxes and minority interest expense	3,866	(1,703)	2,264	(2,602)
Income tax expense	(16)	7	433	8

Net income (loss) before minority interest expense	3,882	(1,710)	1,831	(2,610)
Minority interest expense	368	—	399	—

Net income (loss)	$3,514	$(1,710)	$1,432	$(2,610)

Net income (loss) per diluted share	$0.17	$(0.09)	$0.07	$(0.14)

Shares used in per share calculations	20,507	19,318	19,715	19,224

MERIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	May 27, 2006	May 28, 2005
Assets
Cash and short-term investments	$31,141	$77,685
Accounts receivable, net	75,379	37,338
Inventories	24,384	11,227
Assets held for sale	1,987	—
Other current assets	8,090	2,451

Total current assets	140,981	128,701
Property, plant and equipment, net	122,862	88,132
Goodwill	89,394	25,551
Identifiable intangibles, net	13,916	9,754
Other assets	11,282	1,803

Total assets	$378,435	$253,941

Liabilities and Shareholders’ Equity
Accounts payable	$47,260	$16,957
Other accrued liabilities	11,106	4,767
Accrued compensation	11,487	4,721
Accrued warranty	2,319	1,519
Income taxes payable	—	6
Current portion of long-term debt	7,607	1,000

Total current liabilities	79,779	28,970
Long-term debt	91,377	26,000
Other long-term liability	1,036	960

Total liabilities	172,192	55,930
Minority interest liability	4,118	—
Shareholders’ equity	202,125	198,011

Total liabilities and shareholders’ equity	$378,435	$253,941

MERIX CORPORATION

RELATED FINANCIAL HIGHLIGHTS

(dollars and shares in thousands, except EPS, unaudited)

	Q4 05		Q3 06		Q4 06
SUMMARY OPERATING RESULTS
Net sales	100.0%	$51,612	100.0%	$95,130	100.0%	$100,393
Cost of sales	87.8%	45,320	82.6%	78,559	77.6%	77,877
Gross margin	12.2%	6,292	17.4%	16,571	22.4%	22,516
Engineering expense	3.5%	1,781	1.8%	1,756	2.0%	2,008
Selling, general & administrative expense	10.7%	5,537	11.5%	10,909	10.8%	10,846
Amortization of identifiable intangibles	1.4%	739	0.9%	854	0.7%	674
Total operating expense	15.6%	8,057	14.2%	13,519	13.5%	13,528
Operating income (loss)	-3.4%	(1,765)	3.2%	3,052	9.0%	8,988
Debt restructuring costs	0.0%	—	0.0%	—	-1.8%	(1,820)
Interest and other income (expense), net	0.1%	62	-1.9%	(1,834)	-3.3%	(3,302)
Income (loss) before taxes and minority interest	-3.3%	(1,703)	1.3%	1,218	3.9%	3,866
Net income (loss)	-3.3%	(1,710)	0.9%	809	3.5%	3,514
Effective tax rate		0.0%		-32.1%		0.4%
Shares for diluted EPS		19,318		19,766		20,507
Diluted income (loss) per share		($0.09)		$0.04		$0.17
SALES BY END MARKETS (% of Sales)
Communications	71%	$36,874	44%	$42,221	41%	$41,517
Automotive	0%	—	20%	19,020	17%	16,786
High-end computing & storage	7%	3,518	10%	9,271	12%	11,953
Test & measurement	4%	2,280	6%	6,107	6%	6,495
Aviation & aerospace	3%	1,530	2%	1,616	2%	1,813
EMSI & other	15%	7,410	18%	16,895	22%	21,829
OTHER FINANCIAL DATA
Cash provided by operations		$4,755		$1,743		$8,442
EBITDA (adjusted)		$2,666		$11,339		$12,879
Capital expenditures		$1,793		$3,121		$1,553
Depreciation and amortization (% of sales)	8.7%	$4,505	6.7%	$6,354	5.8%	$5,853

NON-GAAP EARNINGS RECONCILIATIONS
	EPS	Net Loss	EPS	Net Income (Loss)	EPS	Net Income (Loss)
GAAP net income (loss)	$(0.09)	$(1,710)	$0.04	$809	$0.17	$3,514
Adjustments:
Amortization of identifiable intangibles	0.04	739	0.04	854	0.03	674
Legal fees for defense of securities litigation	0.03	550	—	—	—	—
Executive severance	0.01	230	—	—	—	—
Restructuring and related activities	—	—	—	—	—	—
Debt restructuring costs	—	—	—	—	0.09	1,820
Asia purchase adjustments	—	—	0.11	2,158	—	—
Adjustment to valuation allowance on deferred tax asset	0.00	67	(0.05)	(1,083)	(0.10)	(2,113)

Non-GAAP net income (loss)	$(0.01)	$(124)	$0.14	$2,738	$0.19	$3,895

GAAP net income (loss)		$(1,710)		$809		$3,514
Add back items:
Interest expense		431		1,987		2,101
Interest income		(567)		(360)		(392)
Debt restructuring costs		—		—		1,820
Income tax expense (benefit)		7		391		(16)
Amortization		841		1,121		978
Depreciation		3,664		5,233		4,874
Asia purchase adjustments		—		2,158		—

EBITDA (adjusted)		$2,666		$11,339		$12,879

MERIX CORPORATION

RELATED FINANCIAL HIGHLIGHTS

(dollars and shares in thousands, except EPS, unaudited)

	FY2005		FY2006
SUMMARY OPERATING RESULTS
Net sales	100.0%	$186,994	100.0%	$308,982
Cost of sales	87.3%	163,205	82.5%	254,864
Gross margin	12.7%	23,789	17.5%	54,118
Engineering expense	3.6%	6,774	2.2%	6,655
Selling, general & administrative expense	9.8%	18,278	10.8%	33,353
Amortization of identifiable intangibles	0.7%	1,374	1.0%	3,106
Severance and impairment charges	0.0%	—	0.4%	1,135
Total operating expense	14.1%	26,426	14.3%	44,249
Operating income (loss)	-1.4%	(2,637)	3.2%	9,869
Debt restructuring costs	0.0%	—	-0.6%	(1,820)
Interest and other income (expense), net	0.0%	35	-1.9%	(5,785)
Income (loss) before taxes and minority interest	-1.4%	(2,602)	0.7%	2,264
Net income (loss)	-1.4%	(2,610)	0.5%	1,432
Effective tax rate		0.0%		23.2%
Shares for diluted EPS		19,224		19,715
Diluted income (loss) per share		$(0.14)		$0.07
SALES BY END MARKETS (% of Sales)
Communications	78%	$145,053	52%	$159,898
Automotive	0%	—	13%	39,764
High-end computing & storage	8%	14,803	9%	29,012
Test & measurement	4%	8,302	6%	19,371
Aviation & aerospace	0%	—	2%	6,888
EMSI & other	10%	18,836	18%	54,049
OTHER FINANCIAL DATA
Cash provided by operations		$9,781		$16,520
EBITDA (adjusted)		$12,372		$32,943
Capital expenditures		$15,813		$7,261
Depreciation and amortization (% of sales)	8.2%	$15,306	7.0%	$21,693

NON-GAAP EARNINGS RECONCILIATION
	EPS	Net Income	EPS	Net Income
GAAP net income (loss)	$(0.14)	$(2,610)	$0.07	$1,432
Adjustments:
Amortization of identifiable intangibles	0.07	1,374	0.16	3,105
Legal fees for defense of securities litigation	0.03	550	0.03	575
Executive severance	0.01	230	—	—
Restructuring and related activities	—	—	0.06	1,135
Debt restructuring costs	—	—	0.09	1,820
Purchase adjustments	0.02	320	0.20	3,885
Adjustment to valuation allowance on deferred tax asset	0.00	48	(0.20)	(3,915)

Non-GAAP net income (loss)	$(0.00)	$(88)	$0.41	$8,037

GAAP Net Income (Loss)		$(2,610)		$1,432
Add back items:
Interest expense		1,681		5,513
Interest income		(2,013)		(1,833)
Debt restructuring costs		—		1,820
Income tax expense (benefit)		8		433
Amortization		15,306		3,902
Depreciation		—		17,791
Asia purchase adjustments		—		3,885

EBITDA (adjusted)		$12,372		$32,943